Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of April 4, 2023 (this “First Amendment”), by and among Societal CDMO, Inc., a Pennsylvania corporation (the “Borrower”), the Lenders party hereto (collectively constituting the Required Lenders), and Royal Bank of Canada (“RBC”), as Administrative Agent (as defined below). Capitalized terms not otherwise defined in this First Amendment have the same meanings as specified in the Amended Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders from time to time party thereto, the Guarantors from time to time party thereto and RBC, as administrative agent for the Lenders and collateral agent for the Secured Parties (in such capacities, the “Administrative Agent”) have entered into that certain Credit Agreement, dated as of December 12, 2022 (together with all exhibits and schedules attached thereto, as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Existing Credit Agreement” and as further amended by this First Amendment, the “Amended Credit Agreement”); and

WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders party hereto (collectively constituting the Required Lenders) have agreed, to amend the Existing Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendment to Existing Credit Agreement. Effective as of, and subject to the occurrence of, the First Amendment Effective Date (as defined below), the following amendments to the Existing Credit Agreement (the “Amendments”) shall become effective, where each such Amendment deletes the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adds the underlined text (indicated textually in the same manner as the following example: underlined text), as applicable:

(a)
The definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Fixed Charge Coverage Ratio” means, with respect to any Measurement Period, the ratio of (a) the sum of (i) Consolidated EBITDA for such Measurement Period plus (ii) expense attributed to obligations in respect of operating leases under GAAP or under the Master Lease Agreement paid during such Measurement Period minus (iii) capital expenditures required in connection with the ordinary course maintenance of any property of the Borrower and its Subsidiaries paid during such Measurement Period minus (iv) payments made in respect of any applicable federal and state income taxes paid in cash by the Borrower and its Subsidiaries during such Measurement Period (other than any taxes paid with in connection with the Specified Asset Sale) to (b) (i) cash interest expense, commitment and other fees (other than any Duration Fee) and scheduled principal amortization payments (if any) in respect of the Facility and any other Indebtedness (except for scheduled principal amortization payments paid or payable in respect of the IRISYS Seller Note and principal payments associated with the Specified Asset Sale) incurred by the Borrower for such Measurement Period plus (ii) expense attributed to obligations in respect of operating leases under GAAP or under the Master Lease Agreement paid during such Measurement Period.

(b)
Section 1.03(c) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)
Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Leverage Ratio and the Fixed Charge Coverage Ratio pursuant to Section 8.16 shall be made on a Pro Forma Basis with respect to the following ~~all~~ Specified Transactions: the Credit Agreement, the termination of the Existing Credit Agreement, and the Master Lease Agreement, each for ~~occurring during~~ the applicable four quarter period to which such calculation relates.

(c) Exhibit E of the Existing Credit agreement is amended and restated in its entirety as set forth in the pages attached hereto as Annex 1.

SECTION 2. Conditions to Effectiveness of the First Amendment. This First Amendment shall become effective as of the first date when each of the following conditions is satisfied (such date, the “First Amendment Effective Date”):

(a)
the Administrative Agent (or its counsel) shall have received from (i) the Borrower a counterpart hereof executed by the Borrower and (ii) the Lenders constituting the Required Lenders a counterpart hereof executed by each such Lender (in each case, which may include a copy transmitted by facsimile or other electronic method); and

(b)
No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date, both immediately before and after giving effect to the Amendments contemplated herein.

SECTION 3. Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this First Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders party hereto as follows:

(a)
the execution, delivery and performance by the Borrower of this First Amendment (x) are within the Borrower’s corporate or other organizational power and (y) have been duly authorized by all necessary corporate or other organizational action of the Borrower;

(b)
this First Amendment has been duly executed and delivered by the Borrower and is a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms;

(c)
the execution and delivery of this First Amendment by the Borrower and the performance by the Borrower of its obligations hereunder (w) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect, (x) will not violate any (i) of the Borrower’s Organizational Documents or (ii) any material requirement of Law applicable to it (except to the extent such contravention would not reasonably be expected to have a Material Adverse Effect), (y) will not violate or result in a default under any material Contractual Obligation to which the Borrower is a party which violation, in the case of this clause (y), would reasonably be expected to result in a Material Adverse Effect and (z) will not result in the creation or imposition of any Lien on any properties or revenues of the Borrower (other than Permitted Liens); and

(d)
(x) the representations and warranties of the Borrower contained in the Amended Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the First Amendment Effective Date; provided, that (1) to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date and (2) any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (y) no Default or Event of Default has occurred and is continuing on the First Amendment Effective Date.

SECTION 4. Effects on Loan Documents; Acknowledgements and Consents of the Parties.

(a)
Except as specifically amended herein or contemplated hereby, each Loan Document continues to be in full force and effect and is hereby ratified and confirmed in all respects.

(b)
The execution, delivery and effectiveness of this First Amendment does not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.

(c)
The Borrower hereby acknowledges and confirms all of its obligations and liabilities under the Existing Credit Agreement and each other Loan Document to which it is a party, in each case after giving effect to this First Amendment, and acknowledges and agrees that such obligations and liabilities continue in full force and effect on a continuous basis in respect of, and to secure, the Obligations under the Existing Credit Agreement and the other Loan Documents, in each case after giving effect to this First Amendment.

(d)
On and after the First Amendment Effective Date, (i) each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Existing Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Amended Credit Agreement and (ii) this First Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument.

SECTION 5. Amendments; Execution in Counterparts; Severability.

(a)
This First Amendment may not be amended nor may any provision hereof be waived, except in accordance with the provisions of Section 11.01 of the Amended Credit Agreement; and

(b)
To the extent any provision of this First Amendment is prohibited by or invalid under the applicable Requirements of Law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this First Amendment in any jurisdiction.

SECTION 6. Governing Law; Waiver of Jury Trial; Jurisdiction. THIS FIRST AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST AMENDMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 11.14(b), 11.14(c), 11.14(d) and 11.15 of the Existing Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 7. Headings. Section headings in this First Amendment are included herein for convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.

SECTION 8. Counterparts. This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and each such counterpart, taken together, shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF or other electronic means shall have the same force and effect as manual signatures delivered in person. It is understood and agreed that the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any Loan Document shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SOCIETAL CDMO, INC.,
as the Borrower
By:	/s/ Ryan D. Lake
Name:	Ryan D. Lake
Title:	Chief Financial Officer

ROYAL BANK OF CANADA
as Administrative Agent
By:	/s/ Casey Clark
Name:	Casey Clark
Title:	Manager, Agency Services

ROYAL BANK OF CANADA
as a Lender
By:	/s/ Emily Grams
Name:	Emily Grams
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

ANNEX I

Amended and Restated Exhibit E

Exhibit E-1

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: , 20 (the “Financial Statement Date”)

To: Royal Bank of Canada, as Administrative Agent

Re: Credit Agreement dated as of December 12, 2022 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Societal CDMO, Inc., a Pennsylvania corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto and Royal Bank of Canada, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Date: , 20

Ladies and Gentlemen:

The undersigned Responsible Financial Officer hereby certifies as of the date hereof that [he][she] is the

1 of the Borrower, and that, in [his][her] capacity as such, [he][she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the Financial Statement Date, together with the report and opinion of an independent certified public accountant required by such Section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the Financial Statement Date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]

[Use the following paragraphs for all fiscal quarter-end and fiscal year-end financial statements:]

2.
The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a reasonably detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.
A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of its Obligations, and

1 Must be signed by chief executive officer, chief financial officer, chief accounting officer, treasurer or controller.

Exhibit E-1

[select one:]

[to the knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.
The analysis of the financial covenants set forth in Section 8.16 of the Credit Agreement and calculation of the Consolidated Leverage Ratio and the Fixed Charge Coverage Ratio, in each case, for the four fiscal quarter period ending as of the Financial Statement Date, set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

5.
Set forth below is information regarding the amount of all Dispositions and Involuntary Dispositions, in each case, the Net Cash Proceeds of which, when taken together with the Net Cash Proceeds of all other Dispositions and Involuntary Dispositions in the applicable fiscal year, exceed $1,000,000, all Equity Issuances, Debt Issuances, all Extraordinary Receipts, the Net Cash Proceeds of which, when taken together with the Net Cash Proceeds of all other Extraordinary Receipts in the applicable fiscal year, exceed

$1,000,000, and Acquisitions that occurred during the period covered by the financial statements attached hereto as Schedule 1: [ ].

6.
Attached hereto as Schedule 3 is (i) a list of (A) all applications with the United States Copyright Office or the United States Patent and Trademark Office by any Loan Party, if any, for Copyrights, Patents or Trademarks made since [the Closing Date] [the date of the prior Compliance Certificate], (B) all issuances of registrations or letters patent by the United States Copyright Office or the United States Patent and Trademark Office on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since [the Closing Date] [the date of the prior Compliance Certificate], and (C) any license of Material Intellectual Property entered into by any Loan Party since [the Closing Date] [the date of the prior Compliance Certificate] and (ii) with respect to any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by the financial statements, such information with respect to such insurance coverage as is required to be included on Schedule 6.10 to the Credit Agreement.

7.
Attached hereto as Schedule 4 is a written summary of material changes in GAAP and in the consistent application thereof, in each case made during the accounting period covered by the attached financial statements.

[Signature Page Follows]

Exhibit E-2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth above.

SOCIETAL CDMO, INC.,

a Pennsylvania corporation

By: Name:

Title:

Exhibit E-3

Schedule 1

Exhibit E-4

Schedule 2

1. Consolidated Leverage Ratio:	$_________
A. Consolidated Funded Indebtedness as of the Financial Statement Date:	$_________

B. Unrestricted Cash of the Borrower and its Subsidiaries held in Deposit Accounts for which the Administrative Agent shall have received a Deposit Account Control Agreement as of such date (in an amount not to exceed $7,500,000)

$_________
C. Consolidated EBITDA for the period of the four fiscal quarters most recently ended on the Financial Statement Date:	$_________
D. Consolidated Leverage Ratio [[1(A) - 1(B)] / 1(C)]:	:1.00
E. maximum Consolidated Leverage Ratio permitted by Section 8.16(b) of the Credit Agreement for such period:	[ ]:1:00
Compliance?	[Yes] [No]
2. Liquidity:
A. Unrestricted Cash of the Loan Parties held in Deposit Accounts for which the Administrative Agent has received a Deposit Account Control Agreement:	$_________
B. amount required by Section 8.16(a) of the Credit Agreement:	$[ ][2]
Compliance?	[Yes] [No]

2 Refer to Credit Agreement for applicable covenant level.

Exhibit E-5

3. Fixed Charge Coverage Ratio
A. Consolidated EBITDA for such Measurement Period	$_________
B. Expenses attributed to obligations in respect of operating leases under GAAP or under the Master Lease Agreement paid during such Measurement Period	$_________
C. Capital expenditures required in connection with the ordinary course maintenance of any property of the Borrower and its Subsidiaries paid during such Measurement Period	$_________

D. Payments made in respect of any applicable federal and state income taxes paid in cash by the Borrower and its Subsidiaries during such Measurement Period (other than any Taxes paid in connection with the Specified Asset Sale)

$_________

E. Cash interest expense, commitment and other fees (other than any Duration Fee) and scheduled principal amortization payments (if any) in respect of the Facility and any other Indebtedness (except for scheduled principal amortization payments paid or payable in respect of the IRISYS Seller Note and principal payments associated with the Specified Asset Sale) incurred by the Borrower for such Measurement Period

$_________
F. Expense attributed to obligations in respect of operating leases under GAAP or under the Master Lease Agreement paid during such Measurement Period	$_________
G. ~~Consolidated Leverage Ratio~~ Fixed Charge Coverage Ratio [[3(A) + 3(B) - 3(C) - 3(D)] / [3(E) + 3(F)]:	______:1.00
H. Minimum Fixed Charge Coverage Ratio permitted by Section 8.16(c) of the Credit Agreement for such period:	1.15:1:00
Compliance?	[Yes] [No]

Exhibit E-6

Schedule 3

Exhibit E-7

Schedule 4

Exhibit E-8